UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   January 13, 2005

Electronic Data Systems Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-11779	75-2548221

(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive, Plano, Texas	75024

(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Solomon D. Trujillo has been elected to the Board of Directors of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), effective as of January 13, 2005.  Mr. Trujillo and W. Roy Dunbar, who joined the EDS Board in October 2004, have also been appointed to the Audit Committee of the EDS Board.

Mr. Trujillo most recently served as CEO of Orange SA, a European based wireless communications company. He had served as chairman and Chief Executive Officer of US WEST until he retired in July 2000.

In addition, on January 14, 2005 Judith Rodin notified EDS that she will not seek re-election to the EDS Board at the 2005 annual meeting of shareholders due to her new role as President of the Rockefeller Foundation, a position she will assume in March 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

January 14, 2005                                                                                                      By:   /S/ BRUCE N. HAWTHORNE

                                                                                                                                           Bruce N. Hawthorne, Executive Vice
                                                                                                                                           President and Secretary

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